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                                                                     EXHIBIT 3.1


                           CERTIFICATE OF AMENDMENT OF
                  FOURTH RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       AMERICA ONLINE LATIN AMERICA, INC.

It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is America Online Latin America, Inc.

         2. The Board of Directors of the Corporation at a meeting duly held, adopted a resolution proposing and declaring advisable the amendment (the "Amendment") to the Fourth Restated Certificate of Incorporation of the Corporation as indicated below.

         3. The stockholders of the Corporation entitled to vote on the Amendment approved the Amendment by unanimous written consent.

         4. The Fourth Restated Certificate of Incorporation of the Corporation filed on August 6, 2002, as amended, is hereby further amended by:

         (A) striking out Clause (a) of Article THIRD thereof and by substituting in lieu of said Clause (a) of said Article the following new Clause:

    (a) PURPOSE. Subject to the provisions of Clause (d) of this Article THIRD and Clause (b)(i)(B) of Article FOURTH, the purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL"); provided, however, that until all outstanding shares of High Vote Stock (as defined below) of the Corporation have been converted into shares of Class A Common Stock (as defined below) in accordance with Clause
    (b)(iii) of Article FOURTH of this Certificate of Incorporation or are otherwise no longer issued and outstanding, the Corporation shall not, and shall not have the power to, engage directly or indirectly, including without limitation through any Subsidiary (as defined below) or Affiliate (as defined below), in any business other than (i) providing Interactive Services (as defined below) in the Territory (as defined below), and engaging in ancillary activities necessary or desirable to conduct such businesses, (ii) providing Content, management and related activities on the AOL online service or any other AOL-branded property, including creating, maintaining and managing for AOL, English and Spanish-language versions of a mini channel directed at the Hispanic audience in the United States, and taking all actions necessary or desirable to carry out and perform such activities and any other activities contemplated, either explicitly or implicitly, thereby, including executing, delivering and performing any agreements, documents and instruments entered into in connection therewith,
    (iii) providing telephonic and online customer support services and telemarketing services to, or on behalf of, third parties inside or outside of the Territory and taking all actions necessary or desirable to carry out and perform such activities and any other activities contemplated, either explicitly or implicitly, thereby, including executing, delivering and performing any agreements, documents and instruments entered into in connection therewith and (iv) providing programming, website development, consulting services and market research activities relating to online marketing campaigns for third parties inside or outside of the Territory and taking all actions necessary or desirable to carry out and perform such activities and any other activities contemplated, either explicitly or implicitly, thereby, including executing, delivering and performing any agreements, documents and instruments entered into in connection therewith.
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      5. The amendment of the restated certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed this 21st day of February, 2003.

                                      By:       /s/   Brian L. Heller
                                           -------------------------------------
                                           Name: Brian L. Heller
                                           Title: Assistant Secretary



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